UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 9, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2010, KeyOn Communications Holdings, Inc., through a wholly-owned subsidiary (“KeyOn” or “the Company”) entered into an agreement to acquire certain wireless broadband assets and assume certain recurring liabilities from Wells Rural Electric Company, a Nevada based rural electric cooperative (“WREC”) (the “Asset Purchase Agreement”). The assets to be acquired are used in the businesses of operating wireless broadband networks that provide high-speed Internet access and other related services to subscribers in Wells and Wendover, Nevada.

As consideration for the acquired assets, the Company has agreed to pay $373,920 in cash over a period of two years, subject to further adjustments as described in the Asset Purchase Agreement. Twenty-five percent (25%) of the purchase price will be paid at the closing of the transaction and the unpaid balance will accrue interest at the rate of 5.25% per annum. The Asset Purchase Agreement contains customary representations and warranties by the Company and WREC.

The foregoing summary of the asset purchase agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

	2.1	Asset Purchase Agreement dated December 9, 2010 by and between KeyOn Communications Holdings, Inc. and Wells Rural Electric Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: December 13, 2010	By:	/s/ Jonathan Snyder
	Name:	Jonathan Snyder
	Title:	Chief Executive Officer